EXHIBIT 99.5

BANK OF HAMPTON ROADS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2005

BANK OF HAMPTON ROADS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1. Purpose and Effective Date. The purpose of the Bank of Hampton Roads, Inc. Supplemental Executive Retirement Plan (the “Plan”) is to attract and retain the services of executive employees whose judgment, abilities and experience contribute to the financial success of the Bank of Hampton Roads, Inc. (the “Corporation”). The Plan is intended to be a non-qualified deferred compensation plan within the meaning of Internal Revenue Code Section 409A and an arrangement exempt from the participation, funding and fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended. The Corporation has determined that the benefits to be paid to Participants under this Plan constitute reasonable compensation for the services rendered and to be rendered by the Participants.

The effective date of this Plan is January 1, 2005.

2. Definitions.

(a) Accrued Benefit. The vested portion of a Participant’s Normal Retirement Benefit, determined in accordance with Plan Section 5, as of the date the Participant separates from service with the Corporation.

(b) Beneficiary. The person, persons, or entity designated by the Participant to receive his or her benefits under the Plan in a writing filed with the Corporation on a form provided by the Corporation for purposes of the Plan or a writing acceptable to the Board. If the Participant fails to make a designation or if the person designated does not survive the Participant (or, if a trust, is not in existence at the time of the Participant’s death), the Beneficiary shall be the Participant’s estate.

(c) Board. The Board of Directors of Bank of Hampton Roads, Inc.

(d) Cause. For purposes of this Plan, Cause has the same meaning given to that term in the Employment Agreement between a Participant and the Corporation. If there is no Employment Agreement in effect, Cause means: (i) deliberate dishonesty of the Participant with respect to the Corporation or any subsidiary or affiliate thereof; (ii) conviction of a felony or a crime of moral turpitude (or a plea of nolo contendere thereto) or commission of an act of embezzlement or fraud against the Corporation; (iii) gross and willful failure of the Participant to perform a substantial portion of his or her duties and responsibilities as an executive of the Corporation, which failure continues for more than thirty (30) days after written notice has been given to the Participant setting forth in reasonable detail the nature of such failure.

(e) Change in Control Event. A change in the (i) ownership of the Corporation, (ii) effective control of the Corporation, or (iii) substantial ownership of the assets of the Corporation that qualifies as a “Change in Control Event” for purposes of Code Section 409A pursuant to regulations and guidance issued by the Internal Revenue Service.

(f) Code. The Internal Revenue Code of 1986, as amended. A reference to a Code Section is intended to include regulations and guidance published by the Internal Revenue Service under such Section.

(g) Corporation. The Bank of Hampton Roads, Inc., a banking corporation organized and existing under the laws of the Commonwealth of Virginia.

(h) Disabled or Disability. The inability, by reason of physical or mental infirmity, or both, of a Participant to engage in any employment or occupation for remuneration or profit, determined by the Board to be permanent or likely to exist for an indefinite period of years. The Board, in its sole discretion, shall determine whether a Participant has incurred a Disability in accordance with Code Section 409A and its determination shall be binding for purposes of this Plan.

(i) Normal Retirement Benefit. The amount of $750,000, payable in fifteen (15) annual installments of $50,000. Notwithstanding the foregoing, if a Participant has been employed for a minimum of twenty-four (24) months after the closing date of a Change in Control Event, the Participant’s Normal Retirement Benefit shall be the amount of $1,125,000, payable in fifteen (15) annual installments of $75,000.

(j) Normal Retirement Date. In the case of an executive who has attained age forty-five (45) as of the date he or she becomes a Participant, the first day of the month immediately following the date the Participant attains age sixty-five (65). In the case of all other Participants, the first day of the month immediately following the date the Participant attains age sixty (60).

(k) Participant. An executive of the Corporation who has been selected by the Board to participate in the Plan pursuant to Plan Section 3.

3. Eligibility and Participation. Executive employees of the Corporation who are part of a group considered by the Corporation to constitute a select group of management or highly compensated employees are eligible to participate in the Plan. The Board shall select Participants. The Board, in its sole discretion, may terminate an employee’s participation at any time unless the Participant or his or her Beneficiary is receiving payment of Plan benefits.

4. Administration and Claims Procedure. This Plan is administered by the Board. Subject to the Plan’s provisions, the Board may adopt rules and regulations necessary to carry out the Plan’s purposes. The Board shall have complete discretion to select individuals to participate in the Plan, to terminate any Participant’s participation and to take all other actions permitted or required by the Plan. If for any reason a benefit due under this Plan is not paid when due, the individual entitled to such benefit may file a written claim with the Board. If the claim is denied or no response is received within ninety (90) days (in which case the claim will be deemed to have been denied), the individual may appeal the denial to the Board within sixty

(60) days of the denial. In pursuing an appeal, an individual may request that a responsible officer of the Corporation may review the denial, may review pertinent documents, and may submit issues and comments in writing. A decision on appeal will be made within sixty (60) days after the appeal is made, unless special circumstances require the Board to extend the period for another sixty (60) days.

5. Vesting.

(a) Vesting Service; Calculation of Accrued Benefit. Subject to subsection (b) below, a Participant’s vested Accrued Benefit shall be determined as of the date the Participant separates from service as an employee of the Corporation for any reason other than the Participant’s death.

(i) If the Participant’s employment terminates within sixty (60) months after the date he or she becomes a Participant, the Participant’s vested Accrued Benefit shall be zero (0) and the Participant shall forfeit any rights to deferred compensation benefits under this Plan.

(ii) After the Participant has completed sixty (60) months of service with the Corporation as a Participant in the Plan, the Participant’s vested Accrued Benefit shall be determined by multiplying the Normal Retirement Benefit by a fraction, the numerator of which is the number of completed calendar months of Plan participation and the denominator of which is the number one hundred eighty (180).

(b) Acceleration of Vesting. The Board, in its sole discretion, may accelerate the vesting of a Participant’s Accrued Benefit, in whole or in part, if (i) a Participant separates from service within twenty-four (24) months of a Change in Control Event; or (ii) the Participant terminates employment because of a Disability.

(c) Forfeiture Events. Notwithstanding the foregoing, a Participant shall forfeit the right to payment of any and all benefits, both vested and unvested, under this Plan if the Participant’s employment with the Corporation is terminated for Cause. The forfeiture shall occur as of the date of the misconduct.

6. Time and Form of Benefit Payments.

(a) In General. A Participant’s benefit under this Plan shall not be distributed earlier than:

(i) the Participant’s Normal Retirement Date;

(ii) the date of the Participant’s separation from service with the Corporation;

(iii) the date the Participant becomes Disabled;

(iv) a Change in Control Event;

(v) the Participant’s death; or

(vi) the occurrence of an “unforeseeable emergency” within the meaning of Code Section 409A.

(b) Payment at Normal Retirement. A Participant’s Normal Retirement Benefit shall become due and payable on the first day of the month coinciding with or next following the Participant’s Normal Retirement Date. The Participant’s benefit shall be paid in fifteen (15) equal annual installments of $50,000. Each annual installment payment will be made no later than December 31 each year. Notwithstanding the foregoing, if the Participant’s Normal Retirement Date occurs after a Change in Control Event and the Participant has been employed for a minimum of twenty-four (24) months after the closing date of the Change in Control Event, the Participant’s benefit shall be paid in fifteen (15) equal annual installments of $75,000. To the extent permitted under Code Section 409A, a Participant may elect to receive benefit payments in substantially equal monthly installments in lieu of annual installments, provided such election is made twelve (12) or more months before the Participant’s Normal Retirement Date.

(c) Payment upon Separation From Service. If a Participant separates from service prior to his or her Normal Retirement Date for any reason other than death, but including a separation on account of the Participant’s Disability, the Participant’s vested Accrued Benefit shall be determined as of the date of separation. The present value of the Accrued Benefit shall be determined by an actuary selected by the Board, using an interest rate discount factor of seven percent (7%), and shall be paid to the Participant in a single lump sum payment no later than the first day of the second month following the month in which the Participant’s separation from service occurs.

(d) Payment After a Change in Control Event.

(i) If the Corporation (or any successor Corporation that adopts this Plan) terminates the Participant’s employment without the Participant’s consent within twenty-four (24) months following a Change in Control Event, the Participant’s Accrued Benefit shall be determined as of the date of separation. The present value of the Participant’s vested Accrued Benefit (as determined by an actuary selected by the Board using an interest rate discount factor of seven percent (7%)), shall be increased by fifty percent (50%) and this amount shall be paid to the Participant in a single lump sum payment no later than the first day of the second month following the month in which the Participant’s separation from service occurs.

(ii) If the Participant terminates employment voluntarily within twelve (12) months following a Change in Control Event, the Participant’s vested Accrued Benefit shall be determined as of the date of separation. The present value of the Accrued Benefit shall be determined by an actuary selected by the Board, using an interest rate discount factor of seven percent (7%), and shall be paid to the Participant in a single lump sum payment no later than the first day of the second month following the month in which the Participant’s separation from service occurs.

(iii) If the Participant terminates employment voluntarily after twelve (12) months but within twenty-four (24) months following a Change in Control Event, the Participant’s Accrued Benefit shall be determined as of the date of separation. The present value of the Participant’s vested Accrued Benefit (as determined by an actuary selected by the Board using an interest rate discount factor of seven percent (7%)), shall be increased by fifty percent (50%) and this amount shall be paid to the Participant in a single lump sum payment no later than the first day of the second month following the month in which the Participant’s separation from service occurs.

(e) Death Benefit. If a Participant dies after his or her Normal Retirement Date and before any or all of his vested Accrued Benefit under this Plan has been distributed, the remaining payments shall be made to the Participant’s Beneficiary in equal annual installments of $50,000. If a Participant dies before his or her Normal Retirement Date, the Participant’s Beneficiary shall receive a death benefit of $500,000, paid in ten (10) equal annual installments of $50,000. Payments will begin as soon as administratively practicable after the Corporation is notified of the Participant’s death and receives a copy of a certified death certificate. Each annual installment payment will be made no later than December 31 each year.

7. Funding. This Plan is unfunded. Any benefit under this Plan is a mere contractual obligation of the Corporation. A Participant and his Beneficiary have no right, title, or interest in the Deferred Compensation Account or any claim against it. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the Corporation and a Participant or his Beneficiary or any other person. To the extent a Participant acquires a right to receive payments from the Corporation under the Plan, such rights shall be no greater than the right of any general unsecured creditor of the Corporation.

8. Amendment. The Board may amend this Plan at any time, provided that no amendment shall affect the rights of a Participant or Beneficiary with respect to the Participant’s vested Accrued Benefit as of the date of the amendment.

9. General Provisions.

(a) Restrictions on Transfer. Benefits to which a Participant or Beneficiary may become entitled under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. Benefits are not subject to attachment or legal process for the debts, contracts, liabilities, engagements, or torts of a Participant or Beneficiary. This Plan does not give a Participant or Beneficiary any interest, lien, or claim against any specific asset of the Corporation. Participants and their Beneficiaries have only the rights of general creditors of the Corporation.

(b) Assignments. A Participant’s interest in a benefit under this Plan is not assignable by the Participant or his Beneficiary. The Corporation may assign its responsibilities and obligations under the Plan to a successor or other entity with or without notice to Participants or Beneficiaries.

(c) Governing Law. This Plan is construed and administered in accordance with Code Section 409A and governed by the laws of the Commonwealth of Virginia, except to the extent such laws are preempted by Code Section 409A or other applicable federal law. Any provision of this Plan that violates of conflicts with Code Section 409A, or regulations or guidance issued thereunder, shall be null and void.

(d) Validity. If any provision of this Plan is not valid or enforceable, that invalidity or enforceability shall not affect the remaining provisions.

(e) Employment Rights. This Plan shall not be construed as a contract of employment and does not confer upon a Participant the right to continue in the employ of the Corporation for any length of time or in any manner alter the terms of any Participant’s employment set forth in any employment agreement to which the Corporation and the Participant are or may in the future be parties.

(f) Tax Matters. The Corporation does not represent or guarantee that any particular federal, state or local income or payroll tax consequence will result to any Participant under this Plan. The Corporation shall have the right to withhold from any benefit payments to any Participant under this Plan or take other actions necessary to satisfy the Corporation’s obligation to withhold federal, state and local income and payroll taxes.

(g) Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically or mailed first class, postage prepaid as follows: (i) if to the Corporation - at its principal business address to the attention of the Secretary; (ii) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

(h) Binding upon Successors and Assigns. The provisions of this Plan shall be binding upon the Participant and the Corporation and their successor, assigns, heirs, executors and beneficiaries.

IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed this              day of                     , 2005 by its duly authorized officer.

BANK OF HAMPTON ROADS, INC.

By:	/s/ Jack W. Gibson
Jack W. Gibson
President and Chief Executive Officer